UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported):
September 16, 2014
United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Grant Street, Pittsburgh, PA	15219-2800
(Address of Principal Executive Offices)	(Zip Code)
(412) 433-1121
(Registrant's telephone number,
including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
See Item 2.01, for information regarding a debtor in possession facility agreement dated September 16, 2014 (“DIP Facility”). The description of the DIP Facility is incorporated by reference herein.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On September 16, 2014 U. S. Steel Canada Inc. (“USSC” or “U. S. Steel Canada”), an indirect wholly owned subsidiary of United States Steel Corporation (“U. S. Steel”), applied for relief from its creditors pursuant to Canada’s Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (“CCAA”), in an action titled: In the matter of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended, and in the Matter of a Proposed Plan of Arrangement with respect to U. S. Steel Canada Inc./Acier U. S. Canada, Inc. Application under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended(the “Filing”) in the Ontario Superior Court of Justice (the “Court”) in Ontario, Canada.
Pursuant to the DIP Facility, another subsidiary of U. S. Steel, U. S. Steel Holdings, Inc. (“Holdings”) has agreed to provide USSC with up to C$185,000,000 in secured debtor in possession financing to permit USSC to continue operations at least through the end of 2015.
The terms of the DIP Facility are subject to approval by the Court and include the following:

•	Holdings agrees from time to time to make loans to USSC in an aggregate principal amount of up to C$185,000,000.

•	Loans will bear interest at a rate of 5% per annum.

•	Loans under the DIP Facility will be secured by all of USSC’s property subject to certain exceptions negotiated from time to time.

•	The DIP Facility will expire on December 31, 2015, and all outstanding loans will be due and payable at that time.

•	Conditions to borrowing, representations, warranties, covenants and agreements as well as events of default and remedies typical for this type of facility for a company in a CCAA proceeding.
The foregoing summary of certain terms of the DIP Facility is qualified in its entirety by the complete text of the DIP Facility a copy of which is attached hereto as Exhibit 10.1.
As a result of the Filing, U. S. Steel has determined that USSC and its subsidiaries will be deconsolidated from U. S. Steel’s financial statements as of the date of the Filing. USSC will continue to operate its business during the CCAA proceeding, subject to any orders of the Court.
Among other things, USSC has requested that the Court approve the following:

•	The ability of USSC to continue to own its properties, operate its business, and conduct affairs with U. S. Steel in accordance with existing agreements;

•	The ability of USSC to continue to pay wages, taxes and reasonable expenses incurred in the conduct of its business;

•	The retention of Rothschild Inc. as the financial advisor for USSC;

•	The appointment of Ernst & Young Inc. as the Monitor pursuant to the CCAA; and

•	The DIP Facility.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
See Item 2.01 which is incorporated by reference herein.
The Filing, which occurred on September 16, 2014, is an event of default under the terms of the Province Note Loan Agreement dated as of March 31, 2006, between USSC (then known as Stelco Inc.) and Her Majesty the Queen in Right of the Province of Ontario (the “Province Note”) which also provide that the Province Note became immediately due and payable upon the Filing. As of the date of the Filing, the aggregate principal amount due under the Province Note is C$150,000,000 (approximately US$136,000,000), and there was C$689,630 (approximately US$636,000) of accrued interest. As a result of the Filing, USSC will not be able to pay the amount due and payable on the Province Note absent approval of the Court.
Pursuant to Section 6.01(v) of the Seventh Supplemental Indenture dated as of March 26, 2013, between U. S. Steel and The Bank of New York Mellon, as trustee, a failure of USSC to pay the Province Note when due would constitute an event of default that enables the trustee for, or the holders of not less than 25% of the outstanding principal amount of, U. S. Steel’s 2.75% Senior Convertible Notes Due 2019 (the “2.75% Notes”) to declare the 2.75% Notes immediately due and payable. The outstanding principal amount of the 2.75% Notes is $316,250,000 and, as of the date of the Filing, the accrued interest on the 2.75% Notes totaled approximately $4 million. If this occurs, U.S. Steel plans to use cash to pay these notes.

The Filing does not trigger any other events of default under any material USSC or U. S. Steel financing arrangements.
Item 8.01 Other Events.
Updated Third Quarter Outlook
On September 16, 2014, U. S. Steel issued a press release stating that in connection with the Filing as discussed in Item 2.01 and the decisions made by the Company regarding its Keetac iron ore pellet operations and its Gary Works carbon alloy facilities as hereinafter discussed, the Company is revising its outlook for the third quarter of 2014.
A copy of the press release is attached as Exhibit 99.1.
U. S. Steel Canada
The actions taken in connection with U. S. Steel Canada will affect the consolidated balance sheet and the consolidated statement of operations of U. S. Steel in the third quarter of 2014. On a pro forma basis and as a result of the deconsolidation of USSC, U. S. Steel’s shareholders’ equity for the period ended June 30, 2014 would have increased by approximately $225 million. This increase in shareholders’ equity is principally related to a reduction of approximately $1.4 billion of liabilities, of which approximately $1.0 billion is for underfunded pensions and post-employment benefits. U. S. Steel expects to record a non-cash loss on deconsolidation of between $300 to $350 million in the third quarter of 2014.
Keetac and Gary Works Facilities
U. S. Steel has completed its review of select strategic capital investments and has decided not to pursue an expansion of its iron ore pellet operations at the Keewatin, MN (Keetac) facility. U. S. Steel also has decided to permanently idle the first module and not to construct the planned second module of its carbon alloy facilities at its Gary Works in Gary, IN. As a result of these actions, U. S. Steel will record a non-cash pre-tax charge of approximately $250 million in the third quarter of 2014.
Sale of Real Estate Interests
On August 28, 2014, U. S. Steel completed the sale of surface rights and mineral royalty revenue streams in the State of Alabama that generated approximately $55 million of cash and pre-tax income.
Item 9.01 Financial Statements and Exhibits.
(b)    Pro forma financial information.
Unaudited Pro Forma Consolidated Financial Information is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
(d)    Exhibits

10.1	DIP Facility dated September 16, 2014 between U. S. Steel Canada Inc. as borrower and United States Steel Corporation as lender.

99.1	Press release issued by U. S. Steel on September 16, 2014.

99.2	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
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Colleen M. Darragh
Acting Controller
Dated: September 16, 2014

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